Exhibit 99.1

                                                           news release

                          CONTACT:
                          Cheryl D. Hodges
                          (859) 392-3331

OMNICARE REPORTS FIRST-QUARTER 2010 RESULTS

•	Adjusted Diluted EPS from Continuing Operations of 58 Cents, in line with Company’s Guidance
•	Quarterly Cash Flow Continues Strong
•	Company Retires $75 Million in Debt
•	Full-Year 2010 Guidance Reaffirmed

COVINGTON, Ky., May 6, 2010 – Omnicare, Inc. (NYSE:OCR), one of the nation's leading providers of pharmaceutical care for the elderly, reported today financial results for its first quarter ended March 31, 2010.

Commenting on the results for the quarter, Joel F. Gemunder, Omnicare’s president and chief executive officer, said, “We are pleased to report first quarter results that are in line with our guidance and that contributed to another strong quarter of cash flow generation. During the quarter, we continued to experience certain favorable pharmaceutical marketplace trends in our pharmacy services business, while making further progress in our cost reduction initiatives, offsetting the underperformance of our contract research business.  Our earnings and cash flow performance this quarter also allowed us to further reduce debt and increase our cash balance. Moreover, we believe our recently announced capital restructuring initiatives, coupled with our cash flow expectations for the balance of the year, will enhance our financial strength and offer greater flexibility to deploy capital in a manner that we believe will generate shareholder value, including commencing a share repurchase program and engaging in attractive acquisition opportunities.”

First-Quarter Results

Financial results from continuing operations for the quarter ended March 31, 2010 under U.S. Generally Accepted Accounting Principles (“GAAP”), including restructuring and related charges, the impact of certain accounting rules and other special items described below, as compared with the same prior-year period, were as follows:

Omnicare, Inc. • 100 East RiverCenter Boulevard • Covington, Kentucky 41011 • 859/392-3300 • 859/392-3360 Fax

•	Earnings per diluted share were 46 cents versus 28 cents
•	Income from continuing operations was $54.3 million as compared with $32.2 million
•	Sales were $1,524.2 million as compared with $1,542.1 million

Results for both the first quarter of 2010 and 2009 include the impact of special items and accounting changes (described below) totaling $22.6 million pretax and $60.0 million pretax, respectively.  Adjusting for these special items and accounting changes, results from continuing operations for the quarter ended March 31, 2010 and 2009, respectively, were as follows:

•	Adjusted earnings per diluted share were 58 cents versus 65 cents
•	Adjusted income from continuing operations was $68.5 million as compared with $76.1 million
•	Sales were $1,524.2 million as compared with $1,542.1 million

Financial Position

Cash flow from continuing operations for the quarter ended March 31, 2010 was $117.8 million versus $120.8 million in the comparable prior-year quarter.

Earnings before interest, income taxes, depreciation and amortization (EBITDA) from continuing operations for the first quarter of 2010, including the special items and accounting changes discussed below, was $149.7 million versus $126.2 million in the first quarter of 2009.  Excluding the special items and accounting changes, adjusted EBITDA from continuing operations in the 2010 first quarter was $163.7 million versus $177.7 million in the 2009 first quarter.

During the first quarter of 2010, the Company repaid $75 million of its senior term A loan, had no borrowings outstanding on its revolving credit facility and, at March 31, 2010, had $318.5 million in cash on its balance sheet.  The Company’s total debt to total capital at March 31, 2010 was 34.3%, down approximately 400 basis points from 38.3% at March 31, 2009.

To facilitate comparisons and to enhance the understanding of core operating performance, the discussion which follows includes financial measures that are adjusted from the comparable amount under GAAP to exclude the impact of the special items and accounting changes described elsewhere herein, and to present results on a continuing operations basis.  For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted on the Company’s Web site at www.omnicare.com.

Pharmacy Services Business

Omnicare's pharmacy services business generated sales of $1,494.5 million for the first quarter of 2010 as compared with sales of $1,497.4 million reported in the first quarter of 2009.  Adjusted operating profit in this business was $160.1 million in the 2010 first quarter as compared with the $171.7 million earned in the same 2009 quarter.

At March 31, 2010, Omnicare served long-term care facilities as well as chronic care and other settings comprising approximately 1,370,000 beds, including approximately 74,000 patients served under the patient assistance programs of its specialty pharmacy services business.  The comparable number at December 31, 2009 was 1,377,000 (including approximately 68,000 patients served under the patient assistance programs of the specialty pharmacy services business).  The comparable number at March 31, 2009 was 1,382,000 beds (including approximately 56,000 patients served under the patient assistance programs of the specialty pharmacy services business).  The Company noted that the number of beds served at March 31, 2010 reflects approximately 7,000 beds voluntarily foregone owing to pricing or payment issues as well as facility closures or sales.

Revenues in the pharmacy services business for the first quarter of 2010 were essentially even with the 2009 first quarter owing largely to the impact of the increased availability and utilization of generic drugs, reductions in reimbursement and/or utilization for certain drugs and a lower net number of beds served, along with a shift in mix toward assisted living which typically has lower penetration rates, offset by drug price inflation, increased utilization of higher acuity drugs and biologics and growth in the Company’s specialty pharmacy businesses.  The lower year-over-year operating profit in the first quarter was due largely to reductions in reimbursement and/or utilization for certain drugs and a lower net number of beds served.  These factors were offset, to a large extent, by higher utilization of generic drugs, drug price inflation, greater savings in the sourcing of pharmaceutical and non-drug items, and the benefits of other cost reduction and productivity improvement initiatives, including the Omnicare Full Potential Plan.

CRO Business

The Company's contract research business (“CRO”) generated revenues of $29.7 million on a GAAP basis for the first quarter of 2010 as compared with the $44.7 million in revenues generated in the same prior-year quarter.  Included in the 2010 and 2009 periods were reimbursable out-of-pocket expenses totaling $3.9 million and $5.8 million, respectively.  Excluding these reimbursable out-of-pocket expenses, adjusted revenues were $25.8 million for the 2010 first quarter as compared with $39.0 million for the same prior-year period.  The CRO business generated an adjusted operating loss for the 2010 first quarter of $(1.7) million versus an operating profit of $3.0 million in the same prior-year period.  Backlog at March 31, 2010 was $153.4 million.

Special Items and Accounting Changes

As noted above, the results for the first quarter of 2010 include the impact of special items and accounting changes totaling approximately $22.6 million pretax ($14.2 million aftertax, or approximately 12 cents per diluted share).  Operating income from continuing operations for the first quarter of 2010 includes a pretax charge of $7.0 million for restructuring and other related costs, special litigation charges of $5.5 million pretax associated with litigation and other related charges in connection primarily with certain government-related inquiries and reviews, $1.3 million in pretax non-cash charges relating primarily to stock option expense under the authoritative guidance for share-based payments accounting change, and a pretax charge of $1.2 million related to incremental costs associated with the closure of one of the Company’s repackaging operations.

Results for the first quarter of 2010 also include incremental, non-cash interest expense of $7.3 million pretax related to the authoritative guidance for accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement).  In addition, the Company reported a pretax charge in the 2010 first quarter of $0.2 million relating to the authoritative guidance for business combinations.

The results for the first quarter of 2009 include the impact of special items and accounting changes totaling approximately $60.0 million pretax ($43.8 million aftertax, or approximately 37 cents per diluted share).  Operating income from continuing operations for the first quarter of 2009 includes special litigation charges of $41.7 million pretax associated with litigation and other related charges in connection primarily with certain government inquiries, including a $35 million pretax addition to the settlement reserve pertaining to a previously disclosed investigation by the U.S. Attorney’s Office, District of Massachusetts; the Company’s lawsuit against UnitedHealth Group, Inc. and its affiliates, and certain large customer disputes.  The first-quarter results also include a pretax charge of $6.9 million for restructuring and other related costs associated primarily with the implementation of the Omnicare Full Potential Plan, $1.7 million in pretax non-cash charges relating primarily to stock option expense under the authoritative guidance for share-based payments accounting change, and a pretax charge of $2.0 million relating to incremental costs associated with the closure of one of the Company’s repackaging operations.

Results for the first quarter of 2009 also include incremental, non-cash interest expense of $6.8 million pretax related to the authoritative guidance for accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement).  In addition, the Company reported a pretax charge in the 2009 first quarter of $0.8 million relating to the authoritative guidance for business combinations.

Outlook

The Company reaffirmed its expectations for full-year 2010 earnings from continuing operations, as adjusted to exclude special items and accounting changes, of $2.60-$2.70 per diluted share.  Moreover, the Company continues to expect full-year 2010 cash flow from continuing operations (excluding settlement payments) to be in the range of $500-$550 million.

Webcast Today

Omnicare will hold a conference call to discuss first-quarter results today, Thursday, May 6, at 11:00 a.m. ET.  The conference call will be webcast live at Omnicare's Web site at www.omnicare.com by clicking on "Investors" and then on "Conference Calls," and will be accessible by telephone at the following numbers:

Calling from the United States or Canada: 888-634-8522
Calling from other countries: 706-634-6522
Reference: Omnicare

An online replay will be available at www.omnicare.com beginning approximately two hours after the completion of the live call and will remain available for 14 days.

Omnicare, Inc. (NYSE:OCR), a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly.  Omnicare serves residents in long-term care facilities, chronic care and other settings comprising approximately 1.4 million beds in 47 states, the District of Columbia and Canada.  Omnicare is the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers as well as for hospice patients in homecare and other settings.  Omnicare's pharmacy services also include distribution and patient assistance services for specialty pharmaceuticals.  Omnicare offers clinical research services for the pharmaceutical and biotechnology industries in 32 countries worldwide.  For more information, visit the company's Web site at www.omnicare.com.

Forward-Looking Statements

In addition to historical information, this press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact.  Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated.  The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to:  overall economic, financial, political and business conditions; trends in the long-term healthcare, pharmaceutical and contract research industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of the Company’s businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company’s customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; the demand for the Company’s products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies, including changes in the calculation of average wholesale price; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company’s contracts with Medicare Part D plan sponsors or to the proportion of the Company’s Part D business covered by specific contracts; the outcome of litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances which result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; the final outcome of divestiture activities; market conditions; the outcome of audit, compliance, administrative, regulatory or investigatory reviews; volatility in the market for the Company’s stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards; and costs to comply with the Company’s Corporate Integrity Agreements.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events

###

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
(000s, except per share amounts)
Unaudited

	Three months ended
	March 31,
	2010	2009
	(a)(b)(d)	(a)(b)(d)

Net sales	$1,524,234	$1,542,105
Cost of sales	1,171,904	1,151,768
Repack matters	443	1,102
Gross profit	351,887	389,235
Selling, general and administrative expenses	195,173	216,133
Provision for doubtful accounts	22,025	25,271
Restructuring and other related charges	7,039	6,917
Litigation and other related charges	5,506	41,665
Repack matters	750	891
Acquisition and other related costs	227	839
Operating income	121,167	97,519
Investment income	1,664	2,407
Interest expense	(28,608)	(31,287)
Amortization of discount on convertible notes	(7,331)	(6,797)
Income from continuing operations before income taxes	86,892	61,842
Income tax expense	32,592	29,614
Income from continuing operations	54,300	32,228
Loss from discontinued operations (a)	(3,448)	(1,334)
Net income	$50,852	$30,894

Earnings (loss) per common share - Basic:(c)
Continuing operations	$0.46	$0.28
Discontinued operations (a)	(0.03)	(0.01)
Net income	$0.43	$0.27

Earnings (loss) per common share - Diluted:(c)
Continuing operations	$0.46	$0.28
Discontinued operations (a)	(0.03)	(0.01)
Net income	$0.43	$0.26

Weighted average number of common
shares outstanding:
Basic	117,763	116,448
Diluted	118,455	117,341

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Summary Segment Financial Data, Non-GAAP Basis (e)
Excluding Reimbursable Out-of-Pockets and Special Items
(000s)
Unaudited

				Corporate
	Pharmacy	CRO		and	Consolidated
	Services (a)	Services		Consolidating	Totals (a)
Three months ended March 31, 2010: (a)

Adjusted net sales	$1,494,491	$25,840	(f)	$-	$1,520,331	(f)

Adjusted operating income (loss)/(expense) from continuing operations (g)	$160,094	$(1,728)		$(21,951)	$136,415
Depreciation and amortization expense	19,457	470		15,981	35,908
Amortization of discount on convertible notes	-	-		(7,331)	(7,331)
Incremental share-based payment amortization expense	-	-		(1,283)	(1,283)
Adjusted earnings before interest, income taxes, depreciation
and amortization ("EBITDA") from continuing operations (g)(h)	$179,551	$(1,258)		$(14,584)	$163,709

Three months ended March 31, 2009: (a)

Adjusted net sales	$1,497,362	$38,956	(f)	$-	$1,536,318	(f)

Adjusted operating income (expense) from continuing operations (g)	$171,677	$3,044		$(24,044)	$150,677
Depreciation and amortization expense	20,842	474		14,200	35,516
Amortization of discount on convertible notes	-	-		(6,797)	(6,797)
Incremental share-based payment amortization expense	-	-		(1,744)	(1,744)

Adjusted EBITDA from continuing operations (g)(h)	$192,519	$3,518		$(18,385)	$177,652

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Balance Sheets, GAAP Basis
(000s)
Unaudited

	March 31,	December 31,
	2010 (a)	2009 (a)
ASSETS
Current assets:
Cash and cash equivalents	$315,212	$275,709
Restricted cash	3,297	15,264
Accounts receivable, net	1,182,799	1,208,595
Unbilled receivables, CRO	19,464	21,868
Inventories	369,847	368,477
Deferred income tax benefits	119,983	113,575
Other current assets	194,440	197,492
Current assets of discontinued operations	10,934	18,627
Total current assets	2,215,976	2,219,607
Properties and equipment, net	209,068	208,969
Goodwill	4,280,715	4,273,695
Identifiable intangible assets, net	288,571	297,153
Other noncurrent assets	281,658	278,821
Noncurrent assets of discontinued operations	47,718	45,859
Total noncurrent assets	5,107,730	5,104,497
Total assets	$7,323,706	$7,324,104

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$223,438	$256,886
Accrued employee compensation	32,861	43,688
Deferred revenue, CRO	12,127	11,226
Current debt	52,984	127,071
Other current liabilities	202,622	173,972
Current liabilities of discontinued operations	6,325	7,206
Total current liabilities	530,357	620,049
Long-term debt, notes and convertible debentures	1,995,086	1,980,239
Deferred income tax liabilities	586,192	571,622
Other noncurrent liabilities	282,907	276,201
Total noncurrent liabilities	2,864,185	2,828,062
Total liabilities	3,394,542	3,448,111
Stockholders' equity	3,929,164	3,875,993
Total liabilities and stockholders' equity	$7,323,706	$7,324,104

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Statement of Cash Flows, GAAP Basis
(000s)
Unaudited

Three months ended
March 31, 2010 (a)
Cash flows from operating activities:
Net income	$50,852
Loss from discontinued operations	3,448
Adjustments to reconcile net income to net cash
flows from operating activities:
Depreciation expense	11,759
Amortization expense	24,149
Changes in assets and liabilities, net of effects
from acquisition and divestiture of businesses	27,601
Net cash flows from operating activities of continuing operations	117,809
Net cash flows from operating activities of discontinued operations	208
Net cash flows from operating activities	118,017

Cash flows from investing activities:
Acquisition of businesses, net of cash received	(8,702)
Capital expenditures	(5,515)
Transfer of cash to trusts for employee health and
severance costs, net of payments out of the trust	10,995
Disbursements for loans and investments	(1,200)
Other	1,007
Net cash flows used in investing activities of continuing operations	(3,415)
Net cash flows used in investing activities of discontinued operations	(23)
Net cash flows used in investing activities	(3,438)

Cash flows from financing activities:
Payments on revolving credit facility, term A loan and long-term
borrowings and obligations	(75,684)
Increase in cash overdraft balance	7,922
Payments for stock awards and exercise of
stock options, net of stock tendered in payment	(2,670)
Excess tax benefits from stock-based compensation	101
Dividends paid	(2,688)
Net cash flows used in financing activities of continuing operations	(73,019)
Net cash flows used in financing activities of discontinued operations	-
Net cash flows used in financing activities	(73,019)

Effect of exchange rate changes on cash	(1,872)

Net increase in cash and cash equivalents	39,688
Less increase in cash and cash equivalents of discontinued operations	185
Increase in cash and cash equivalents of continuing operations	39,503
Cash and cash equivalents at beginning of period	275,709
Cash and cash equivalents at end of period	$315,212

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (e)
(000s, except per share amounts)
Unaudited

	Three months ended
	March 31,
	2010 (a)	2009 (a)
Adjusted net sales:
Net sales (b)	$1,524,234	$1,542,105
Reimbursable out-of-pockets (b)	(3,903)	(5,787)
Adjusted net sales, excluding reimbursable out-of-pockets (f)	$1,520,331	$1,536,318
Adjusted gross profit:
Gross profit	$351,887	$389,235
Special items (g)	443	1,102
Adjusted gross profit (g)	$352,330	$390,337
Adjusted operating income (earnings
before interest and income taxes, "EBIT"):
EBIT	$121,167	$97,519
Special items (g)	15,248	53,158
Adjusted EBIT (g)	$136,415	$150,677
Adjusted income from continuing operations before income taxes:
Income from continuing operations before income taxes	$86,892	$61,842
Special items (g)	22,579	59,955
Adjusted income from continuing operations before income taxes (g)	$109,471	$121,797
Adjusted income, net of taxes:
Income from continuing operations	$54,300	$32,228
Special items, net of taxes (g)	14,200	43,837
Adjusted income from continuing operations (g)	68,500	76,065
Loss from discontinued operations (a)	(3,448)	(1,334)
Adjusted net income (g)	$65,052	$74,731

Adjusted earnings per share ("EPS"): (c)
Basic earnings per share from continuing operations	$0.46	$0.28
Special items, net of taxes (g)	0.12	0.38
Adjusted basic earnings per share from continuing operations (g)	$0.58	$0.65
Basic earnings per share from discontinued operations	(0.03)	(0.01)
Adjusted basic earnings per share (g)	$0.55	$0.64
Diluted earnings per share from continuing operations	$0.46	$0.28
Special items, net of taxes (g)	0.12	0.37
Adjusted diluted earnings per share from continuing operations (g)	$0.58	$0.65
Diluted earnings per share from discontinued operations	(0.03)	(0.01)
Adjusted diluted earnings per share (g)	$0.55	$0.64

Adjusted earnings before interest, income taxes, depreciation and amortization ("EBITDA") from continuing operations: (h)
EBIT from continuing operations	$121,167	$97,519
Depreciation and amortization expense	35,908	35,516
Amortization of discount on convertible notes	(7,331)	(6,797)
EBITDA from continuing operations (h)	149,744	126,238
Special items (g)	13,965	51,414
Adjusted EBITDA from continuing operations (g)(h)	$163,709	$177,652

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (e)
(000s)
Unaudited

	Three months ended
	March 31,
	2010 (a)	2009 (a)

EBITDA from continuing operations to net cash flows from operating activities:
EBITDA from continuing operations (h)	$149,744	$126,238
(Subtract)/Add:
Interest expense, net of investment income	(26,944)	(28,880)
Income tax provision	(32,592)	(29,614)
Changes in assets and liabilities, net of effects from
acquisition and divestiture of businesses	27,601	53,033
Net cash flows from operating activities of continuing operations	117,809	120,777
Net cash flows from operating activities of discontinued operations	208	141
Net cash flows from operating activities	$118,017	$120,918

Free cash flow from continuing operations: (i)
Net cash flows from operating activities of continuing operations	$117,809	$120,777
Capital expenditures	(5,515)	(8,597)
Dividends	(2,688)	(2,673)
Free cash flow from continuing operations (i)	$109,606	$109,507

Segment Reconciliations - Pharmacy Services:
Adjusted EBIT - Pharmacy Services:
EBIT from continuing operations	$151,241	$121,182
Special items (g)	8,853	50,495
Adjusted EBIT from continuing operations - Pharmacy Services (g)	$160,094	$171,677
Adjusted EBITDA - Pharmacy Services: (h)
EBITDA from continuing operations (h)	$170,698	$142,024
Special items (g)	8,853	50,495
Adjusted EBITDA from continuing operations - Pharmacy Services (g)(h)	$179,551	$192,519

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (e)
(000s)
Unaudited

	Three months ended
	March 31,
	2010 (a)	2009 (a)
Segment Reconciliations - Corporate and Consolidating:
Adjusted EBIT - Corporate and Consolidating:
EBIT	$(24,812)	$(26,655)
Special items (g)	2,861	2,611
Adjusted EBIT - Corporate and Consolidating (g)	$(21,951)	$(24,044)
Adjusted EBITDA - Corporate and Consolidating: (h)
EBITDA (h)	$(16,162)	$(19,252)
Special items (g)	1,578	867
Adjusted EBITDA - Corporate and Consolidating (g)(h)	$(14,584)	$(18,385)
Segment Reconciliations - CRO Services:
Adjusted net sales - CRO Services:
Net sales (b)	$29,743	$44,743
Reimbursable out-of-pockets (b)	(3,903)	(5,787)
Adjusted net sales - CRO Services (f)	$25,840	$38,956
Adjusted EBIT - CRO Services:
EBIT	$(5,262)	$2,992
Special items (g)	3,534	52
Adjusted EBIT - CRO Services (g)	$(1,728)	$3,044
Adjusted EBITDA - CRO Services: (h)
EBITDA (h)	$(4,792)	$3,466
Special items (g)	3,534	52
Adjusted EBITDA - CRO Services (g)(h)	$(1,258)	$3,518

DEFINITIONS:
GAAP:  Amounts that conform with U.S. Generally Accepted Accounting Principles ("GAAP").
Non-GAAP:  Amounts that do not conform with U.S. GAAP.

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Discontinued Operations - Summary Financial Data, Non-GAAP Basis (e)
(000s)
Unaudited

	Three months ended
	March 31,
	2010 (a)	2009 (a)

Net sales
Pharmacy Services - continuing operations	$1,494,491	$1,497,362
Pharmacy Services - discontinued operations	15,094	21,455
Total Pharmacy Services	1,509,585	1,518,817

CRO Services (f)	25,840	38,956

Total net sales - continuing operations (f)	1,520,331	1,536,318
Total net sales - discontinued operations	15,094	21,455
Total net sales (f)	$1,535,425	$1,557,773

Adjusted operating income (loss) (g)
Pharmacy Services - continuing operations (g)	$160,094	$171,677
Pharmacy Services - discontinued operations (a)	(5,723)	(2,209)
Total Pharmacy Services	154,371	169,468

CRO Services (g)	(1,728)	3,044
Corporate (g)	(21,951)	(24,044)

Total adjusted operating income - continuing operations (g)	136,415	150,677
Total adjusted operating loss - discontinued operations (a)	(5,723)	(2,209)
Total adjusted operating income (g)	$130,692	$148,468

Depreciation and amortization ("D&A")
Pharmacy Services - continuing operations	$19,457	$20,842
Pharmacy Services - discontinued operations	94	1,225
Total Pharmacy Services	19,551	22,067

CRO Services	470	474
Corporate (g)	7,367	5,659

Total D&A - continuing operations (g)	27,294	26,975
Total D&A - discontinued operations	94	1,225
Total D&A (g)	$27,388	$28,200

Loss from discontinued operations (a)
Loss from operations of disposal group, pretax	$(5,724)	$(2,214)
Income tax benefit	2,276	880
Loss from discontinued operations, aftertax	$(3,448)	$(1,334)

Loss from discontinued operations per diluted share	$(0.03)	$(0.01)

The footnotes presented at the separate "Footnotes to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

(a)
In mid-2009, the Company commenced activities to divest certain home healthcare and related ancillary businesses (“the disposal group”) that are non-strategic in nature.  The disposal group, historically part of Omnicare’s Pharmacy Services segment, primarily represents ancillary businesses which accompanied other more strategic assets obtained by Omnicare in connection with the Company’s institutional pharmacy acquisition program.  The results from continuing operations for all periods presented have been revised to reflect the results of the disposal group as discontinued operations, including certain expenses of the Company related to the divestiture.  The Company anticipates completing the divestiture within twelve months.  All amounts disclosed herein relate to the Company’s continuing operations unless otherwise stated.

(b)
In accordance with the authoritative guidance for income statement characterization of reimbursements received for “out-of-pocket” expenses incurred, Omnicare has recorded reimbursements received for “out-of-pocket” expenses on a grossed-up basis in the income statement as net sales and cost of sales.  The respective amounts are disclosed at the “Segment Reconciliations – CRO Services” section of the Financial Information.  This authoritative guidance relates solely to the Company’s contract research services business.

(c)
EPS (basic EPS; special items, net of taxes; adjusted basic EPS; diluted EPS; and adjusted diluted EPS) is reported independently for each amount presented.  Accordingly, the sum of the individual amounts may not necessarily equal the separately calculated amounts for the corresponding period.

(d)
The three months ended March 31, 2010 and 2009 continuing operations include the following special items and accounting change impacts totaling $22,579 and $59,955 pretax, respectively ($14,200 and $43,837 aftertax, respectively).  The tax effect was calculated by multiplying the tax-deductible pretax amounts by the appropriate effective tax rate:

(i) (ii)
For the three months ended March 31, 2010 and 2009, operating income includes restructuring and other related charges of $7,039 and $6,917 before taxes ($4,427 and $4,269 after taxes, or $0.04 and $0.04 per diluted share), respectively.  This charge relates to the implementation of the “Omnicare Full Potential” Plan, a major initiative primarily designed to re-engineer the pharmacy operating model to increase efficiency and enhance customer growth, as well as other realignment and right-sizing across the entire organization, including the CRO business.
The three months ended March 31, 2010 and 2009 also include special litigation and other related charges of $5,506 and $41,665 before taxes ($3,463 and $32,549 after taxes, or $0.03 and $0.28 per diluted share), respectively.  The $5,506 pretax charge for the three months ended March 31, 2010 includes litigation-related professional expenses in connection with the settlement of the investigation by the United States Attorney’s Office, District of Massachusetts, certain large customer disputes, the purported class and derivative actions and the Company’s lawsuit against UnitedHealth Group, Inc. and its affiliates (“United”).  Additionally, in

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

connection with Omnicare’s participation in Medicare, Medicaid and other healthcare programs, the Company is subject to various inspections, audits, inquiries and investigations by governmental/regulatory authorities responsible for enforcing the laws and regulations to which the Company is subject.  Further, the Company maintains a compliance program which establishes certain routine periodic monitoring of the accuracy of the Company’s billing systems and other regulatory compliance matters and encourages the reporting of errors and inaccuracies.  As a result of the compliance program, Omnicare has made, and will continue to make, disclosures to the applicable governmental agencies of amounts, if any, determined to represent over-payments from the respective programs and, where applicable, those amounts, as well as any amounts relating to certain inspections, audits, inquiries and investigations activity are included in the pretax special item reflected above.  The $41,665 pretax charge for the three months ended March 31, 2009 relates primarily to litigation-related settlements and professional expenses in connection with the investigation by the United States Attorney’s Office, District of Massachusetts, the Company’s lawsuit against United, certain other larger customer disputes and the investigation by the federal government and certain states relating to drug substitutions.
(iii)
For the three months ended March 31, 2010, operating income includes a special charge of $1,193 before taxes ($443 and $750 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($751 after taxes, or $0.01 per diluted share) for additional costs precipitated by the previously disclosed quality control, product recall and fire issues at one of the Company’s repackaging locations (“Repack Matters”).  For the three months ended March 31, 2009, operating income includes a special charge of $1,993 before taxes ($1,102 and $891 was recorded in the cost of sales and operating expense sections of the income statement, respectively) ($1,230 after taxes, or $0.01 per diluted share) for costs associated with the Repack Matters.

(iv)
For the three months ended March 31, 2010 and 2009, operating income included acquisition and other related costs of $227 and $839 before taxes ($142 and $518 after taxes, or $0.001 and $0.004 per diluted share), respectively, related to the adoption of the accounting change for business combinations.  These amounts primarily relate to professional fees and acquisition related restructuring costs for 2010 and 2009 acquisitions, partially offset by a reduction in the 2010 period of the Company’s original estimate of contingent consideration payable for an acquisition.

(v)
For the three months ended March 31, 2010 and 2009, selling, general and administrative expenses included charges of $1,283 and $1,744 before taxes ($807 and $1,076 after taxes, or $0.01 and $0.01 per diluted share), respectively, relating to the adoption of the accounting change for share-based payments, which primarily relates to non-cash stock option expense.  The authoritative guidance

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

requires the Company to record compensation costs relating to share-based payment transactions, including stock options, in its consolidated financial statements, based on estimated fair values.
(vi)
For the three months ended March 31, 2010 and 2009, the Company recorded  amortization of discount on convertible notes of $7,331 and $6,797 before taxes ($4,610 and $4,195 after taxes, or $0.04 and $0.04 per diluted share), respectively, resulting in a non-cash increase in pretax interest expense related to the accounting change for accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement).

(e)
Omnicare believes that investors' understanding of Omnicare's performance is enhanced by the Company's disclosure of certain non-GAAP financial measures as presented in this financial information.  Omnicare management believes that the adjusted non-GAAP financial results information is useful to investors by providing added insight into the Company's performance through focusing on the results generated by the Company's ongoing core operations and by excluding certain non-cash charges, which is also the primary purpose that Omnicare management uses the adjusted non-GAAP financial results.  Omnicare's method of calculating these measures may differ from those used by other companies and, therefore, comparability may be limited.

(f)
The noted presentation excludes amounts that Omnicare is required to record in its income statement pursuant to the authoritative guidance for income statement characterization of reimbursements received for “out-of-pocket” expenses incurred, as previously discussed in footnote (b) above.

(g)
The noted presentation for the three months ended March 31, 2010 and 2009 excludes the special items and accounting change impacts discussed in footnote (d) above.  Management believes these items are not related to Omnicare’s ordinary course of business and/or are non-cash in nature, as previously discussed in footnote (e) above.

(h)
EBITDA represents earnings before interest expense (net of investment income), income taxes, depreciation and amortization.  Omnicare uses EBITDA primarily as an indicator of the Company’s ability to service its debt, and believes that certain investors find EBITDA to be a useful financial measure for the same purpose.  However, EBITDA does not represent net cash flows from operating activities, as defined by U.S. GAAP, and should not be considered as a substitute for operating cash flows as a measure of liquidity.  Omnicare’s calculation of EBITDA may differ from the calculation of EBITDA by others.

(i)
Free cash flow represents net cash flows from operating activities less capital expenditures and dividends paid by the Company.  Omnicare believes that certain investors find free cash flow to be a helpful measure of cash generated from current operations, net of cash used for its ongoing capital expenditures and dividend payment requirements.  Omnicare's calculation of free cash flow may differ from the calculation of free cash flow by others.